EXHIBIT 99.1

For Immediate Release

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS THIRD QUARTER FISCAL YEAR 2005 RESULTS

BILLERICA, Mass. – February 3, 2005 - American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI) reported revenue of $23,480,000 operating income of $3,368,000 and net income per share of $0.23 for the third quarter of fiscal year 2005.  This represents a 44% increase in revenues and a $0.29 increase in earnings per share versus the third quarter of the prior fiscal year.

Other income (expense) for the quarter ended December 31, 2004 included a charge of $1,393,000 or $0.16 per share, related to the change during the quarter in the “mark to market” value of the outstanding warrants issued in connection with the fiscal year 2003 private placement of common stock.  The charge for these warrants was $52,000 or $0.01 per share, for the same period the prior year. Pro-forma earnings per share, before considering this item, would have been $0.39 for the quarter ended December 31, 2004 as compared to a pro-forma loss per share of $(0.05) for the same period the prior year. (See Exhibit 1)

“We have followed our strong second quarter results with another excellent quarter,” said Anthony Fabiano, President and CEO.  “This achievement was the result of higher revenues, improved gross margins, and solid bookings, which sustained a healthy backlog and a balanced mix among all product areas.  Last quarter we set a company record for new bookings.  In this quarter we raised the bar on execution with particular emphasis on meeting delivery commitments and cost control.  Our people performed admirably in both areas while preserving backlog going into the next quarter.”

Fabiano continued, “It is gratifying to see more widespread interest in our products, as well as greater acceptance of our patented Backscatter technology.  Our Z® Backscatter Van™ and parts and service areas continue to be outstanding contributors to the bottom line.   We are working hard to enhance our product offerings to meet evolving customer requirements and the emerging opportunities in Homeland Security and other markets.  We will continue to work vigorously to satisfy our customers and shareholders.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Acting Chief Financial Officer, will host a conference call on Thursday, February 3, 2005 at 11:00 a.m. ET to discuss the results and respond to questions. To participate in the call, please dial 1-800-901-5241 at least 10 minutes prior to starting time. For international participants, dial 1-617-786-2963.  The conference identification number is 90109886.

An audio replay of the teleconference will be available, in its entirety, starting at 1:00 p.m. ET for a 48-hour period by dialing 1-888-286-8010.  Internationally, please dial 1-617-801-6888.  The conference identification number is 95136896. The replay will also be available at www.as-e.com in the Investor Information section immediately following the conference.

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:

Ken Galaznik, Vice President, Finance, and Acting Chief Financial Officer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

Unaudited

For the Quarter Ended	Dec. 31, 2004	Dec. 31, 2003

Total net revenues	$23,480	$16,266

Gross profit	8,509	3,964

Selling, general, and administrative expenses	3,829	2,753

Research and development expenses	1,312	1,741

Operating income (loss)	3,368	(530)

Other income (expense) (Note 1)	(1,345)	12

Income (loss) before provision for (benefit from) income taxes	2,023	(518)

Provision for(benefit from) income taxes	—	(96)

Net income (loss)	$2,023	$(422)

Net income (loss) per common share - diluted	$0.23	$(0.06)

Shares used in net income (loss) per share calculation - diluted	8,805	7,297

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

Note 1: Included in other income (expense) was ($1,393) in expense in the quarter ended December 31, 2004 and ($52) in expense in the quarter ended December 31, 2003, representing the change in the “mark to market” value during the period of the outstanding warrants issued in connection with a fiscal year 2003 private placement of common stock.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	Dec. 31, 2004	March 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,108	$6,467
Restricted cash	380	585
Short-term investments	27,804	13,610
Accounts receivable, net	18,131	14,771
Inventories	20,683	11,390
Prepaid expenses and other current assets	4,558	6,358
Total current assets	78,664	53,181

Non-current assets:
Equipment and leasehold improvements, net	3,764	2,585
Other assets	35	37
	$82,463	$55,803

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$6,023	$3,690
Customer deposits	11,822	4,419
Other current liabilities	8,092	6,548
Total current liabilities	25,937	14,657

Non-current liabilities:
Warrant liability	5,971	2,093
Other non-current liabilities	872	620

Total liabilities	32,780	17,370

Total stockholders’ equity	49,683	38,433
	$82,463	$55,803

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EXHIBIT 1

AMERICAN SCIENCE AND ENGINEERING, INC.

Reconciliation of net income (loss) per share (GAAP measure) to pro-forma net income (loss) per common share excluding change in mark to market valuation of outstanding warrants (non-GAAP measure)

(In thousands, except per share amounts)

Unaudited

For the Quarter Ended	Dec. 31, 2004	Dec. 31, 2003

As reported net income (loss)	$2,024	$(422)
Non-GAAP adjustment:
Change in mark to market valuation of outstanding warrants in period	1,393	52
Non-GAAP net income (loss)	$3,417	$(370)

As reported net income (loss) per common share – diluted	$0.23	$(0.06)
Non-GAAP adjustment:
Impact of change in mark to market valuation of outstanding warrants on net income (loss) per common share in period	0.16	0.01
Non-GAAP income (loss) per common share – diluted	$0.39	$(0.05)

The Company discloses pro-forma net income (loss) excluding the change in mark to market valuation of outstanding warrants with the belief that it is a common measure of performance, which may be useful in analyzing the results of operations.

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